                        May 18, 2005

Oppenheimer Senior Floating Rate Fund
6803 S. Tucson Way
Englewood, CO 80112

Dear Ladies and Gentlemen:

      This opinion is being furnished to Oppenheimer  Senior
Floating  Rate Fund,  a  Massachusetts  business  trust (the
"Fund"),   in  connection  with  the   registration  on  the
approximate  date  of this  opinion  of  additional  Class C shares of  beneficial  interest in the amount  designated on the  facing  sheet on Form N-2 under the  Securities  Act of
1933, as amended,  and the  Investment  Company Act of 1940, as amended, (the "Registration  Statement") to be filed with the  Securities  and Exchange  Commission by the Fund and to
which  Registration  Statement  this  opinion is an Exhibit.
As counsel for the Fund, we have  examined the  Registration
Statement,  such statutes,  regulations,  corporate  records and other  documents and reviewed such questions of law that we deemed  necessary or appropriate for the purposes of this opinion.

      Based upon the  foregoing,  we are of the opinion that
the  additional  Class C shares to be issued as described in the  Registration  Statement have been duly  authorized and, assuming receipt of proper consideration  therefor,  will be legally and validly  issued,  fully paid and  non-assessable
(except  for  the   potential   liability  of   shareholders
described in the Fund's Statement of Additional  Information under the caption  "Shareholder and Trustee Liability" under
"How the Fund is Managed - Organization and History").

      We hereby  consent to the filing of this opinion as an
exhibit to the  Registration  Statement and to the reference to us in  the  Registration  Statement.  We do  not  thereby admit  that we are  within the  category  of  persons  whose consent is required  under  Section 7 of the 1933 Act or the
rules  and   regulations  of  the  Securities  and  Exchange
Commission thereunder.

                                    Sincerely,

                                    Allan B. Adams
                                    Myer, Swanson, Adams &
                                    Wolf, P.C.